PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.2
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-33362




                  [SEMICONDUCTOR HOLDRS(SM) TRUST LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

        This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

        The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                     Primary
                                                        Share        Trading
            Name of Company                Ticker      Amounts        Market
  -----------------------------------  ------------  -----------  -------------
  Advanced Micro Devices. Inc.              AMD           4            NYSE
  Altera Corporation                        ALTR          6           NASDAQ
  Amkor Technology, Inc.                    AMKR          2           NASDAQ
  Analog Devices, Inc.                      ADI           6            NYSE
  Applied Materials, Inc.                   AMAT         26           NASDAQ
  Atmel Corporation                         ATML          8           NASDAQ
  Broadcom Corporation                      BRCM          2           NASDAQ
  Intel Corporation                         INTC         30           NASDAQ
  KLA-Tencor Corporation                    KLAC          3           NASDAQ
  Linear Technology Corporation             LLTC          5           NASDAQ
  LSI Logic Corporation                     LSI           5            NYSE
  Maxim Integrated Products, Inc.           MXIM          5           NASDAQ
  Micron Technology, Inc.                   MU            9            NYSE
  National Semiconductor Corporation        NSM           6            NYSE
  Novellus Systems, Inc.                    NVLS          2           NASDAQ
  SanDisk Corporation                       SNDK          2           NASDAQ
  Teradyne, Inc.                            TER           3            NYSE
  Texas Instruments, Inc.                   TXN          22            NYSE
  Vitesse Semiconductor Corporation         VTSS          3           NASDAQ
  Xilinx, Inc.                              XLNX          5           NASDAQ


        The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.